Exhibit 99.1

            Nektar Therapeutics Announces First Quarter 2007 Results

     SAN CARLOS, Calif.--(BUSINESS WIRE)--May 9, 2007--Nektar Therapeutics (Nasdaq:NKTR) announced today the company's financial results for the first quarter that ended on March 31, 2007:

     -- Revenue totaled $85.0 million compared to $29.0 million in the same period in 2006.

     -- Exubera-related revenue was $59.8 million compared to $1.5 million in the same period in 2006. On January 1, 2007, we began recognizing revenue upon product shipment. First quarter 2007 revenues include $26.0 million resulting from the elimination of the 60-day revenue deferral that was applied to Exubera manufacturing sales to Pfizer in 2006. As a result, the first quarter of 2007 included an additional 60 days of Exubera product sales to Pfizer.

     -- Cash, cash equivalents, and short- and long-term investments of $398.3 million as of March 31, 2007, compared to $467.0 million as of December 31, 2006. In the first quarter of 2007, we repaid $36 million of convertible debt. We also experienced changes in our balance sheet including an increase in receivables and reduction in accounts payable which we do not expect to incur in future quarters in 2007.

     -- Nektar reported a net loss of $25.7 million or $(0.28) per share (which included $6.3 million of stock-based compensation charges) compared to a net loss of $33.5 million or $(0.38) per share in the same period of 2006 (which included $6.9 million of stock-based compensation charges).

     "We made significant progress this quarter," said Howard Robin, President and Chief Executive Officer of the company. "In particular, we are excited about the progress we made in PEGylating small molecules. Our two most advanced programs--NKTR-102 -- PEGylated-irinotecan and NKTR-118 -- PEGylated-naloxol are based on well understood molecules and have enormous therapeutic and commercial potential. We plan to initiate Phase 2 clinical trials for both of these by year-end."

     Mr. Robin will host a conference call today for analysts and investors beginning at 1:30 p.m. PST to discuss the company's performance. This conference call will be available via webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, www.nektar.com. The web broadcast of the conference call will be available for replay through May 23, 2007.

     To access the conference call via telephone, follow these instructions:

     Dial: (800) 640-9765 (U.S.); (847) 413-4837 (international).

     Passcode: 17659665 (Howard Robin is the host).

     About Nektar

     Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

     This press release contains forward-looking statements that reflect the company's current views and expectations regarding the progress, potential, and clinical plans for certain of the company's proprietary product candidates, the value of the company's technology platforms, and prospects for the company's business. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates are in the early phases of clinical development and the risk of failure is high and can occur at any stage, (ii) the company's ability to obtain regulatory approval of its proprietary product candidates, (iii) the company's success in obtaining regulatory approvals for the proprietary product candidates, (iii) there can be no assurance that the company's patent applications for its proprietary products will issue, patents that have issued will be enforceable, or that intellectual property licenses from third parties may not be required in the future, (iv) the outcome of any existing or future intellectual property or other litigation related to the company's proprietary product candidates, and
(v) unanticipated changes to our balance sheet components. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

     Exubera is a registered trademark of Pfizer Inc.


                         NEKTAR THERAPEUTICS
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                      March 31, 2007 December 31, 2006
                                       (unaudited)          (1)
                                      -------------- -----------------
               ASSETS

Current assets:
 Cash and cash equivalents             $     83,140    $       63,760
 Short-term investments                     315,187           394,880
 Accounts receivable, net of
  allowance                                  64,747            47,148
 Inventory                                   16,770            14,656
 Other current assets                        11,733            14,595
                                      -------------- -----------------
   Total current assets                     491,577           535,039

Long-term investments                             -             8,337
Property and equipment, net                 132,345           133,812
Goodwill                                     78,431            78,431
Other intangible assets, net                  3,390             3,626
Other assets                                  7,997             8,932
                                      -------------- -----------------
 Total assets                          $    713,740    $      768,177
                                      ============== =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                      $      3,658    $        7,205
 Accrued compensation                        11,596            12,994
 Accrued expenses                            15,338            17,942
 Interest payable                             1,130             3,814
 Capital lease obligations, current
  portion                                       760               711
 Deferred revenue, current portion            8,635            16,409
 Convertible subordinated notes,
  current portion                            66,627           102,653
 Other current liabilities                    3,732             3,586
                                      -------------- -----------------
   Total current liabilities                111,476           165,314

Convertible subordinated notes              315,000           315,000
Capital lease obligations                    19,548            19,759
Deferred revenue                             40,272            23,697
Other long-term liabilities                  16,821            17,347
                                      -------------- -----------------
   Total liabilities                        503,117           541,117

Commitments and contingencies

Stockholders' equity:
 Preferred stock                                  -                 -
 Common stock                                     9                 9
 Capital in excess of par value           1,292,977         1,283,982
 Accumulated other comprehensive
  income                                        303                62
 Accumulated deficit                     (1,082,666)       (1,056,993)
                                      -------------- -----------------
   Total stockholders' equity               210,623           227,060
                                      -------------- -----------------
 Total liabilities and stockholders'
  equity                               $    713,740    $      768,177
                                      ============== =================


(1) The consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. Certain 2006 amounts have been reclassified between line items to conform with the 2007 presentation.


                         NEKTAR THERAPEUTICS
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)

                                                   Unaudited
                                          ----------------------------
                                          Three-Months Ended March 31,
                                          ----------------------------
                                             2007            2006
                                          ------------   -------------


Revenue:
    Product sales and royalties            $   73,019      $   12,896
    Contract research                          11,997          16,063
                                          ------------   -------------
Total revenue                                  85,016          28,959

Operating costs and expenses:
    Cost of goods sold                         56,522           8,995
    Research and development                   37,492          31,401
    General and administrative                 16,735          20,373
    Amortization of other intangible
     assets                                       236           1,364
                                          ------------   -------------
Total operating costs and expenses            110,985          62,133
                                          ------------   -------------

Loss from operations                          (25,969)        (33,174)


Interest income                                 5,473           4,882
Interest expense                               (4,933)         (5,142)
Other income (expense), net                         6             (37)
                                          ------------   -------------

Loss before provision for income taxes        (25,423)        (33,471)

Provision for income taxes                       (250)              -
                                          ------------   -------------

Net loss                                   $  (25,673)     $  (33,471)
                                          ============   =============


Basic and diluted net loss per share       $    (0.28)     $    (0.38)

Shares used in computing basic and
 diluted net loss per share                    91,454          88,926


     CONTACT: Nektar Therapeutics
              Investor Relations & Corporate Affairs
              Tim Warner, 650-283-4915
              twarner@nektar.com
              Stephan Herrera, 415-488-7699
              sherrera@nektar.com